UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2021

ATHENE HOLDING LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-37963	98-0630022
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
Second Floor, Washington House
16 Church Street
Hamilton, HM 11, Bermuda
(441) 279-8400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common shares, par value $0.001 per share	ATH	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a 6.35% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Share, Series A	ATHPrA	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a 5.625% Fixed Rate Perpetual Non-Cumulative Preference Share, Series B	ATHPrB	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a 6.375% Fixed-Rate Reset Perpetual Non-Cumulative Preference Share, Series C	ATHPrC	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a 4.875% Fixed-Rate Perpetual Non-Cumulative Preference Share, Series D	ATHPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On December 21, 2021, Athene Holding Ltd. (“AHL”) held a special general meeting of shareholders (the “Special General Meeting”) in connection with the previously announced merger transactions (the “Merger Transactions”) involving AHL, Tango Holdings, Inc. (“Tango”) and Apollo Global Management (“AGM”). At the close of business on November 4, 2021, the record date for the Special General Meeting, there were 192,141,537 Class A common shares, par value $0.001 per share, of AHL (the “AHL Class A Common Shares”) issued and outstanding and 95,300 preferred shares of AHL (the “AHL Preferred Shares”) issued and outstanding.
There existed a quorum for each of the proposals voted upon at the Special General Meeting because there were shareholders present, in person or by proxy, at the Special General Meeting representing: (i) at least two persons holding or representing by proxy more than one-third of the issued AHL Class A Common Shares and AHL Preferred Shares, (ii) a majority in voting power of the outstanding AHL Class A Common Shares and AHL Preferred Shares (taking into account the adjustments set forth in bye-law 4.3 of AHL’s bye-laws (“Bye-law 4.3”)) entitled to vote at the Special General Meeting and (iii) a majority in voting power of the outstanding AHL Class A Common Shares (taking into account the adjustments set forth in Bye-law 4.3) entitled to vote at the Special General Meeting.
The following are the final voting results on proposals considered and voted upon at the Special General Meeting, each of which is described in greater detail in AHL’s definitive joint proxy/prospectus filed on Schedule 14A with the U.S. Securities and Exchange Commission on November 5, 2021.

1.	To approve the merger of AHL and Blue Merger Sub, Ltd. (the “AHL Merger”) and the Agreement and Plan of Merger, by and among AGM, AHL, Tango, Blue Merger Sub, Ltd. and Green Merger Sub, Inc. (which, as it may be amended from time to time, we refer to as the “merger agreement”), and the statutory merger agreement (the “statutory merger agreement”) required by Section 105 of the Companies Act, 1981 (as amended) of Bermuda (the “Companies Act”), which proposal is referred to as the “AHL merger agreement proposal.”

For	Against	Abstain
150,147,023	896,482	706,116

2.	To approve the adjournment of the special general meeting to solicit additional proxies if there are not sufficient votes at the time of the special general meeting to approve the AHL merger agreement proposal or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to holders of AHL Common Shares and AHL Preferred Shares, which is referred to as the “AHL adjournment proposal.”

For	Against	Abstain
144,675,927	5,522,825	1,550,174

3.	To approve, on a non-binding advisory basis, certain compensation that may be paid or become payable to AHL’s named executive officers, pursuant to arrangements with AHL, that is based on or otherwise relates to the transactions contemplated by the merger agreement, which proposal is referred to as the “AHL non-binding compensation advisory proposal.”

For	Against	Abstain
148,702,151	1,936,694	1,055,989
The AHL adjournment proposal passed, but the adjournment described therein was not implemented because the AHL merger agreement proposal passed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENE HOLDING LTD.

Date:	December 21, 2021	/s/ John L. Golden
John L. Golden
Executive Vice President and General Counsel